Exhibit 23.2
CONSENT OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Reference is made to our opinion, dated July 27, 2011, addressed to Apartment Investment and Management Company (“Aimco”) regarding the status of Aimco as a real estate investment trust under the Internal Revenue Code of 1986, as amended, as of such date.
We hereby consent to Aimco filing such opinion as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference in the Registration Statement on Form S-3 (File No. 333-173503) filed by Aimco with the Securities and Exchange Commission (the “Commission”) on April 14, 2011 (the “Registration Statement”), and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “Legal Matters” in the prospectus included in the Registration Statement and in the prospectus supplement, dated July 26, 2011 and filed by Aimco with the Commission on July 27, 2011. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
Chicago, Illinois
July 27, 2011